Exhibit 10(A)(4)

As of February 22, 2010

Nicholas D. Trbovich, Jr.
28 Tanglewood Drive, West
Orchard Park, NY 14127

Dear Mr. Nicholas D. Trbovich, Jr.:

You and Servotronics, Inc. (the “Company”) are parties to an Amended Employment Agreement, dated July 1, 2005 and ratified on June 30, 2006 pursuant to which you are employed by the Company.  This letter confirms such Amended Employment Agreement and subsequent ratification and subsequent Amendments dated August 4, 2006, July 6, 2007, July 9, 2008, December 31, 2008 and as of July 2, 2009 and any and all other relevant amendments (the “Amended Agreement”).

This letter will also confirm your agreement and that of the Company by action of Unanimous Written Consent dated as of February 22, 2010 to Amend Paragraph 1 of the Amended Agreement to delete “July 1, 2013” and insert in its place “December 31, 2015” subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

/s/ Bernadine E. Kucinski
Bernadine E. Kucinski,
Assistant Corporate Secretary.

ACCEPTED AND AGREED

/s/ Nicholas D. Trbovich, Jr.	As of February 22, 2010
Nicholas D. Trbovich, Jr.	Date